FOR IMMEDIATE RELEASE

id-Confirm, Inc. Announces Distribution Agreement

with Best Brand Products of Bucharest, Romania

DENVER--(BUSINESS WIRE)—October 5, 2005-id-Confirm, Inc. (OTCBB: IDCO.OB - News). (IDCO) is pleased to announce a Master Distribution Agreement with Best Brand Products of Bucharest, Romania. This agreement sets forth terms and conditions for the delivery of id-Confirm, Inc.’s, biometric security devices and accompanying software to Best Brand Products for their distribution in the Black Sea Region. In the first year of the three-year agreement, id-Confirm, Inc., will deliver IDCO mobile biometric products, touchStar biometric time & attendance devices as well as USB biometric flash drives. The initial shipment will include 220 USB biometric flash drives (1GB) and 20 touchStar devices. The agreement sets forth terms that as sales occur additional product will be shipped from id-Confirm, Inc., to maintain a base inventory at Best Brand Products.

The agreement was the culmination of a one month pilot program with Euro Media. id-Confirm completed installation and activation of its proprietary facility access and employee control system for the EuroMedia Group headquarters in Bucharest, Romania during this time. EuroMedia Group currently controls 60% of the outdoor advertising and billboard ad market nationwide in Romania. EuroMedia Group has embarked on a recent corporate program of enhancing its information technology and corporate security systems. Information on the company is available at URL www.euromediagroup.ro.

Robert A. Morrison, President of id-Confirm stated “This agreement gives id-Confirm, Inc. a strong presence in the Black Sea region. We are very pleased to have a partner in this important area of the world as strong as Best Brands.” Mr. Morrison went on to say, “We believe this distribution agreement will have far-reaching consequences for our two companies.”

Morrison further states that, “the pilot proved that a critical need exists in all parts of the world for using biometric authentication for both physical access control and logical (computer based) access control.”

About id-Confirm, Inc.

id-Confirm, Inc. is a Denver, Colorado organization developing and implementing a proprietary biometric solution to the pervasive problem of personal identity theft; fraud prevention; and accurate tracking of the movement of information, people, goods, and services through organizations and along procurement chains.

Notice Regarding Forward Looking Statements

This news release may contain "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, any revenues from our contract with Best Brand Products or the potential value of such contract during its three year term.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage technology company and its products and the entry into new markets for our products. These forward-

looking statements are made as of the date of this news release, and id-Confirm assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other current reports filed from time-to-time with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Robert A. Morrison IV

President

303.458.5727

id-Confirm, Inc.

Suite 400, 1800 Boulder Street, Denver, Colorado, 80211-6400

id-Confirm.com